As filed with the Securities and Exchange Commission on April 30,
   2002.
                                              Registration No. 333-_____
   ---------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                         CIB MARINE BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)

                  WISCONSIN                              37-1203599
        (State or other jurisdiction of              (I.R.S. employer
        incorporation or organization)              identification no.)

                            N27 W24025 PAUL COURT
                          PEWAUKEE, WISCONSIN 53072
        (Address of principal executive offices, including zip code)

                               (262) 695-6010
                       (Registrant's telephone number)

                         CIB MARINE BANCSHARES, INC.
                    1999 STOCK OPTION AND INCENTIVE PLAN
                          (Full title of the plan)

                              DONALD J. STRAKA
                    SENIOR VICE PRESIDENT, SECRETARY AND
                               GENERAL COUNSEL
                         CIB MARINE BANCSHARES, INC.
                            N27 W24025 PAUL COURT
                          PEWAUKEE, WISCONSIN 53072
                   (Name and address of agent for service)

                               (262) 695-6010
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:
                            CHRISTOPHER J. ZINSKI
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5500
                           -----------------------






                       CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED          PROPOSED
                                                    AMOUNT        MAXIMUM           MAXIMUM
                                                    TO BE        OFFERING          AGGREGATE           AMOUNT OF
                                                 REGISTERED       PRICE            OFFERING          REGISTRATION
        TITLE OF SECURITIES TO BE REGISTERED       (1) (2)     PER SHARE (1)       PRICE (1)           FEE (1)
        ------------------------------------     ----------    -------------       ---------         ------------
       Common Stock, par value $1.00 per share     59,352           (1)          $1,154,479.43         $106.21


     (1)   Estimated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the price per share at which options to acquire 36,271 shares of Common Stock may be exercised and at the book value per share as of March 31, 2002, for 23,081 shares of Common Stock for which the option exercise price has not yet been fixed.

     (2)   Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration
           Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                              EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering 59,352 additional shares of common stock of CIB Marine Bancshares, Inc., formerly Central Illinois Bancorp, Inc. (the "Corporation"), par value $1.00 per share ("Common Stock") authorized for issuance under the Corporation's 1999 Stock Option and Incentive Plan (formerly the Central Illinois Bancorp. Inc. 1999 Stock Option and Incentive Plan) (the "Plan"). These additional shares have become authorized for issuance as a result of the operation of the "evergreen" provision contained in the Plan. Pursuant to the terms of the evergreen provision, the total number of shares of Common Stock that may be subject to nonqualified stock options under the Plan at any date is equal to the greater of 10% of the outstanding shares of Common Stock on such date or 1,762,500 shares of Common Stock. A total of 1,762,500 shares of Common Stock may be subject to incentive stock options under the Plan.

        The Corporation previously filed two Registration Statements on Form S-8 (File Nos. 333-85173 and 333-72949) (together, the "Previous Forms S-8") with the Securities and Exchange Commission covering the registration of a total of 11,750 shares of Common Stock authorized for issuance under the Plan. As set forth in the Corporation's Current Report on Form 8-K dated June 19, 2000, pursuant to Rule 416(b) under the Securities Act of 1933 (the "Securities Act"), the number of shares of Common Stock of the Corporation registered for sale under the Securities Act by the Previous Forms S-8, which remained unsold as of July 1, 2000, were deemed to be increased to reflect a one hundred and fifty for one stock split effected in the form of a stock dividend to shareholders of record at the close of business on July 1, 2000. Accordingly, the total number of shares of Common Stock registered and available under the Plan is 1,821,852, of which 1,762,500 shares were registered on the Previous Forms S-8 and 59,352 shares are being registered hereunder.

                         INCORPORATION BY REFERENCE

        Pursuant to General Instruction E. to Form S-8, the contents of the Previous Forms S-8 (File Nos. 333-85173 and 333-72949) previously filed by the Corporation with respect to securities offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed in the Exhibit Index are filed herewith.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on April 30, 2002.

                                      CIB MARINE BANCSHARES, INC.
                                      (Registrant)

                                      By:  /s/  J. Michael Straka
                                           -----------------------------
                                           J. Michael Straka
                                           President and Chief Executive
                                           Officer


                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints J. Michael Straka and Steven T. Klitzing, or either of them, as such person's true and lawful attorneys-in-fact to execute in the name of each such person, and to file, any amendments to this Registration Statement that either of such attorneys-in-fact will deem necessary or desirable to enable them to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as either of the above-named attorneys-in-fact deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                    TITLE                      DATE
              ---------                    -----                      ----

    /s/ J. Michael Straka          President, Chief             March 28, 2002
    ---------------------------    Executive Officer
        J. Michael Straka          (Principal Executive
                                   Officer) and Director

    /s/ Steven T. Klitzing         Chief Financial Officer      March 28, 2002
    ---------------------------    (Principal Financial and
        Steven T. Klitzing         Accounting Officer)


    /s/ Jose Araujo                Director                     March 28, 2002
    ---------------------------
        Jose Araujo


    /s/ Norman E. Baker            Director                     March 28, 2002
    ---------------------------
        Norman E. Baker


    /s/ John T. Bean               Director                     March 28, 2002
    ---------------------------
        John T. Bean


    ---------------------------    Director
        W. Scott Blake


    ---------------------------    Director
        Steven C. Hillard


    /s/ Dean M. Katsaros           Director                     March 28, 2002
    ---------------------------
        Dean M. Katsaros


    /s/ Jerry D. Maahs             Director                     March 28, 2002
    ---------------------------
        Jerry D. Maahs


    /s/ Donald M. Trilling         Director                     March 28, 2002
    ---------------------------
        Donald M. Trilling


    /s/ Howard E. Zimmerman        Director                     March 28, 2002
    ---------------------------
        Howard E. Zimmerman

                                EXHIBIT INDEX

   EXHIBIT
   NUMBER         DESCRIPTION
   -------        -----------

   5         Opinion of Schiff Hardin & Waite.

   23.1      Consent of KPMG LLP.

   23.2 Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5).

   24 Powers of Attorney (contained on the signature pages hereto).






































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